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                                                                    Exhibit 10.2

                                      LEASE
                                     BETWEEN

                          WILLIAM J. CALLAHAN, LANDLORD
                                       AND

                           INSULET CORPORATION, TENANT
                               FOR THE PREMISES AT

                          9 OAK PARK DRIVE, BEDFORD, MA

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                                      LEASE

1.   Identifications

     This LEASE is made as of the 15th day of July, 2004 by and between William
J. Callahan ("Landlord") having an address 20 North Road, Bedford, MA 01730 and Insulet Corporation (the "Tenant"), a Massachusetts corporation having address at 100 Cummings Center, Beverly, MA 01915.

2.   Lease; the Premises

     In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant hereinafter set forth, and upon the following terms and conditions, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord that certain parcel of land consisting of approximately
4.391 acres of land described as Lot 13 on Exhibit A attached hereto (the "Property") known as 9 Oak Park Drive, Bedford, MA and the building located thereon as shown on Exhibit A (the "Building", and together with the Property the "Premises").

3.   Construction of Premises

     Tenant shall accept occupancy of the Premises in "as is" condition as of the commencement of its sublease of the Premises on October 1, 2004.

4.   Term

     The Terms of this Lease shall commence on May 1, 2006 (the "Term Commencement Date") and shall expire, unless earlier terminated in accordance with the terms hereof, at midnight September 30, 2009.

5.   Use of the Premises; Licenses and Permits

     The Tenant shall use the Premises only for offices, light manufacturing, research and development, and related storage and warehousing as permitted under applicable laws, by-law ordinances, codes, rules, regulations, orders and other lawful requirements of governmental

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bodies having jurisdiction. The Tenant, its subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies in connection with any particular use of the Premises during the Term.

6.   Basic Rent; Additional Rent

     During the Term, the Tenant shall pay Basic Rent to the Landlord at an annual rate of $636,000.00 in monthly installments of $53,000.00. Basic Rent shall be payable in advance on the 1st day of each month in equal installments to the Landlord at the address set forth above or such other address as the Landlord may thereafter specify by notice to the Tenant, without counterclaim, set off, deduction, abatement or defense, except as otherwise expressly provided herein.

     This Lease is intended by the parties hereto to be a so-called "triple net" lease and, to the end that the Basic Rent shall be received by the Landlord net of all costs and expenses related to the Premises other than as expressly set forth herein, the Tenant agrees to pay as Additional Rent, in addition to real estate taxes, insurance premiums, utility costs, costs of repairs and maintenance and other costs as specifically set forth herein, all other charges, costs, expenses, and obligations of every kind an nature whatever as may relate to this Lease or the operation or maintenance of the Premises and pro-rated expenses for operation of Oak Park except as otherwise expressly agreed in this Lease, including reasonable attorneys' fees incurred in the reasonable enforcement of rights in pursuit of the remedies of the Landlord under this Lease if Landlord prevails in any such Court action. The Landlord shall in each case, at the time of demand for payment of any such Additional Rent, provide the Tenant with evidence of the liability for such other charges, costs, expenses and obligations.


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7.   Taxes

     The Tenant shall pay or cause to be paid to the Landlord (or, where appropriate, directly to the authority by which the same are assessed or imposed, with evidence of such payment to the Landlord) as Additional Rent not later than ten (10) days prior to the date the same are due or twenty-one (21) days after written notice thereof to the Tenant, whichever is later, all taxes and excises upon the personal property and equipment of the Tenant located at the Premises or the Property and all real estate taxes, betterments and special assessments or amounts in lieu or in the nature thereof a pro-rata share of operating expenses for Oak Park and any water or sewer use charges (and the entire amount of any interest, penalties and costs attributable to delayed payment thereof where such delay is the fault of the Tenant) which may now or hereafter be levied, assessed or imposed by the United States of America, The Commonwealth of Massachusetts, the Town of Bedford or any other authority, or become a lien, upon all or any part of the Property, the Building, the Premises, the use or occupation thereof, or upon the Landlord and the Tenant in respect thereof, or upon the basis of rentals thereof or therefrom (except for the Landlord's income, estate, gift or transfer taxes), or upon the estate hereby created or upon the Landlord by reason of ownership of the reversion.

     The Tenant shall, upon written notice from the Landlord that the same is required by any Mortgagee (as defined in Paragraph 21 hereof), prepay to the Mortgagee or the Landlord monthly as Additional Rent, in the same manner as Basic Rent, one-twelfth (1/12) of the total of all such amounts as the Landlord may from time to time reasonably estimate will be payable annually by the Tenant under this Paragraph 7, which prepayments the Landlord agrees shall be applied,without interest to such amounts as actually become payable. As soon as any such amounts so payable are actually determined, appropriate adjustment of any overpayments and underpayments shall be made.


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     The Tenant shall have the right in its own name or in the name of the
Landlord to contest or review by legal proceedings or otherwise any such tax, levy, charge or assessment. In such event the Tenant shall either pay such tax, levy, charges or assessment (under protest, if necessary) or shall, if requested, deposit with the Landlord in trust an amount sufficient to cover the contested item together with any interest, penalties or costs as the Landlord may reasonably require. The Tenant shall defend, indemnify and save the Landlord harmless from and against and shall pay as Additional Rent (i) any such tax, levy, charge or assessment that may be determined to be due and (ii) any and all costs or expenses (including reasonable attorney's fees) the Landlord may incur in connection with any such proceedings. When any such contested item shall have been settled or paid, the balance of any sums deposited with the Landlord in trust shall be repaid to the Tenant. The Tenant shall be entitled to share in any refund or abatement, net of such costs and expenses, which may be made of any tax, levy, charge or assessment in the same proportion that the same was paid by the Tenant or with the Tenant's funds.

8.   Insurance; Waivers of Subroagtion

     The Tenant shall, at its own cost and expense, obtain and throughout the Term shall maintain, insurance from companies qualified to do business in Massachusetts and reasonably acceptable to the Landlord, for the benefit as additional insureds of the Landlord and any Mortgagees as their respective interests may appear, as follows:

          (i) comprehensive general liability insurance against claims for bodily injury, death or property damage occurring to, upon or about the Premises, in limits of $1,000,000 for bodily injury or death and $500,000 for property damage or in such higher or lower limits as may result from the operation of clause (iv) below:

          (ii) boiler and machinery insurance on any steam boilers, pressure vessels and pressure piping, rotating electrical machines, and miscellaneous electrical apparatus,


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     engines, pumps, and compressors, fans and blowers, with so-called "standard blanket coverage" (15 HP and over) to a limit of $1,000,000;

          (iii) insurance against lost rentals for a period of one year and against loss or damage to the Improvements, and any other buildings, structures and improvements from time to time constituting a part of the Premises, such as may result from fire and such other casualties as are normally covered by an "extended coverage" endorsement, in an amount equal to the greater of (a) the replacement costs of the Improvements constituting part of the Premises, or (b) an amount sufficient to preclude any claim on the part of the insurer for co-insurance under the terms of applicable policies. The term "replacement costs" shall mean the actual costs of restoration (excluding foundation and excavation costs) as nearly as practicable to a condition functionally equivalent and of equal value as immediately prior to the casualty, and shall be redetermined by such insurer every two years or at such more frequent intervals as the Landlord may from time to time reasonably determine; and

          (iv) at the written request of the Landlord, such other insurance coverages and such additional coverage amounts as any Mortgagee may reasonably require and as a prudent and reasonable owner would from time to time carry on similar premises in view of any new risks arising or changes of conditions (e.g., inflation) occurring during the Term.

     At the commencement of the Term and thereafter not less than ten (10) days prior to the expiration dates of the policies theretofore in effect, certificates of the foregoing required insurance policies, issued by the insurers, shall be delivered to the Landlord.

     Neither the Landlord nor the Tenant shall be liable to the other for any loss or damage to the Premises or other property or injury to or death of persons occurring on the Premises or in


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any manner growing out of or connected with the Tenant's use and occupation of the Premises or the condition thereof, whether or not caused by the negligence or other fault of the Landlord, the Tenant or their respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply only to the extent that such loss or damage to the Premises or other property or injury to or death of persons is covered by insurance which protects the Landlord, or the Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available at reasonable expense.

9.   Utilities

     The Tenant shall, at its own cost and expense, arrange and pay for all services and utilities provided to the Premises during the Term, including without limitation, water, electricity, fuel, steam, heat, air conditioning, sewer service, telephone service, security and fire protection, cleaning and trash removal, and snow and ice removal.

10.  Repairs

     From and after the commencement of the Term, the Landlord shall, at his own cost and expense, make all repairs necessary to keep the structural support elements (which term shall include the footings and foundations, floor slab, structural columns, planking beams, girders and roof of the Building) in structurally good condition, order and repair, excepting only any damage resulting from any acts and any omissions of the Tenant or its agents, contractors and employees, from fire or other casualty and from eminent domain takings. The Landlord shall also make all repairs to portions of the Premises which are


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otherwise the responsibility of the Tenant to repair if the same require repair by reason of the failure of elements of the Premises which are the responsibility of the Landlord and if such failure was in no way attributable to the act or omission of the Tenant, its agents, employees or contractors. The party from time to time having the responsibility for repair of any portion of the Premises shall have (and, to the extent necessary to effectuate this paragraph the Landlord hereby assigns to the Tenant) the benefit of all warranties and guarantees from manufacturers, suppliers and subcontractors whose products or services are or may be incorporated into the Premises; Landlord will separately assign to Tenant all such warranties and guaranties relating to portions of the Premises for which Tenant has the responsibility for repair and at the request of the Tenant, the Landlord will furnish the Tenant with original signed counterparts of any contracts for construction. Any repairs or replacements to the roof, parking area and HVAC system which are capital in nature shall be made by the Landlord and the cost shall be amortized over their useful life in accordance with generally accepted accounting principles at an interest rate of 8%. Tenant shall reimburse Landlord on a monthly basis as Additional Rent its pro rata share of such amortization of cost during its Term and any extension.

     The Tenant shall, at its own cost and expense, make all other non-structural repairs, exterior and interior, necessary to keep the Premises, including the sidewalks, curbs, and driveways adjoining the Premises and all electrical, mechanical, sprinklers, plumbing, heating, air conditioning and other building systems serving the Premises in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, excepting only repairs which are the obligation of the Landlord hereunder and damage resulting from any acts and omissions of the Landlord or its


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agents, contractors and employees, from fire or other casualty and from eminent domain takings, and shall keep and maintain all portions of the Premises and the sidewalks and driveways adjoining the same in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice.

11.  Compliance with Laws and Regulations

     The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises or the Property.

     During the Term the Tenant shall comply, at its own cost and expense, with: all applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of the governmental bodies having jurisdiction whether or not foreseeable, and whether or not they involve any changes in governmental policy, which are applicable to the Premises, the fixtures and equipment therein, or the Tenant's particular use thereof, the order, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or the use thereof; and the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises, the Building or the Property and the fixtures and equipment therein and thereon.

12.  Alterations by Tenant

     The Tenant shall make no alterations or improvements in or to any portion of the Premises or any portion of the Building or the Property without the Landlord's prior written


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consent and without first providing the Landlord with suitable assurance of the
Tenant's obligation to complete the same at no expense to the Landlord and without any mechanics' or materialmen's lien upon the Property. The Landlord agrees that his consent shall not be unreasonably withheld or delayed for interior, non-structural alterations, additions and improvements to the Premises consistent with the use of the Premises as contemplated hereby; any such consents to interior, non-structural alterations, additions and improvements may, if the Landlord so advises the Tenant as part of or by notice at the time of any such consent, be conditioned upon the Tenant's being obligated to remove the same at the expiration or termination of this Lease and to restore the Premises to their condition prior to such alterations, additions and improvements. Tenant shall have no responsibility to restore the Premises for any alterations, additions or improvements made prior to July 1, 2004. Tenants shall have the right at Tenant's expense to install one (1) exterior sign on the building in a location mutually acceptable to Landlord and Tenant. Tenant shall be solely responsible for procuring all requisite permits and approvals.

13.  Landlord's Access

     The Tenant agrees to permit the Landlord and any Mortgagees and their authorized representatives to enter the Premises at all reasonable times during usual business hours after reasonable oral notice and accompanied by Tenant's representative for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder or under any mortgagees and at any time without notice in the event of emergency. Such rights of access shall not unreasonably interfere with Tenant's business operations.

14.  Indemnities

     The Tenant agrees to protect, defend (with counsel approved by the Landlord), indemnify and save the Landlord harmless from and against any and all claims (other than claims arising


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from any omission, fault, negligence or other misconduct of the Landlord or its agents or employees in or about the Premises, the Building or the Property) arising: (i) from the conduct of its operations done in or about the Premises during the Term; and from any condition existing in the Premises, or any injury to or death of persons or damage to property occurring during the Term, or resulting from an occurrence during the Term, in or about the Premises, and (ii) at any time after the date hereof, and without regard to the expiration or termination of the Term, from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or from any negligent act or omission on the part of the Tenant or any of its agents, employees, subtenants, licensees, invitees, or assignees. The Tenant further agrees to indemnify the Landlord from and against all costs, expenses, including reasonable attorneys' fees and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by the Landlord, the Tenant shall repay upon demand to the Landlord as Additional Rent.

15.  Casualty Damage

     Except as provided below, in the event of partial or total destruction of the Premises and any other buildings, structures and improvements from time to time constituting a part of the Premises during the Term by fire or other casualty, the Landlord shall as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty repair, reconstruct or replace the portions of the Premises destroyed as nearly as possible to their condition prior to such destruction, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction or replacement than the amounts of any such insurance proceeds actually received From and after the date of such destruction and through the period of such repair,


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reconstruction and replacement there shall be an equitable abatement of Basic
Rent hereunder in proportion to the nature and extent of the destruction.

     If the Premises and any other buildings, structures and improvements from time to time constituting part of the Premises are so extensively destroyed by fire or other casualty that the Premises and any other buildings, structures and improvements from time to time constituting part of the Premises are not susceptible of repair, reconstruction or replacement within six (6) months from the date work commences thereon, or if such destruction resulted from causes or risks not required to be insured against by the Tenant hereunder, or if any Mortgagee refuses to make such proceeds available and the Landlord gives notice to the Tenant that the Landlord will not make an equivalent amount available for such purposes, either the Landlord or Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after the date of such destruction (or if applicable, within thirty (30) days after such notice from the Landlord), in which event this Lease shall automatically terminate and Basic Rent, and Additional Rent shall be appropriately apportioned through and abated from and after the date of such destruction.

16.  Condemnation

     If all or substantially all of the Premises shall be taken or appropriated by any public authority, or if more than twenty-five percent (25%) of the tenantable floor area or of the parking areas of the Improvements shall be so taken or appropriated and either the Landlord or the Tenant, within sixty (60) days after it first receives notice of such taking, gives written notice to the other to such effect, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.


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     The Landlord hereby reserves, and the Tenant hereby assigns to the
Landlord, any and all claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation.

     If a part only of the Premises is taken or appropriated by public authority as aforesaid and neither the Landlord nor the Tenant terminates this Lease as set forth above, the Landlord shall, subject to the rights of any Mortgagee, secure and close so much of the Improvements and any other buildings, structures and other improvements constituting a part of the Premises as remain and shall, to the extent possible, replace any part so taken or appropriated by a suitable structure of addition of similar size and design to the improvements so taken or appropriated, except that in no event shall the Landlord be obligated to expend more for such replacement than the amount of any damages, compensation or award which the Landlord may actually receive as damages in respect of such improvements as they existed immediately prior to such taking or appropriation; in such event there shall be an equitable abatement of Basic Rent, in proportion to the reduced fair rental value of the Premises, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession thereof.

17.  Landlord's Covenant of Quiet Enjoyment

     The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent and performing and observing all of the other covenants and provisions hereof, may peacefully and quietly hold and enjoy the Premises for the Term as aforesaid, subject, however, to all of the terms and provisions of this Lease.

18.  Tenant's Obligation to Quit

     The Tenant shall, upon expiration of the Term or other termination of this Lease, leave and peaceably and quietly surrender and deliver to Landlord the Premises and all improvements, building equipment and fixtures thereon and any replacements or renewals thereof in as good


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condition, order and repair as the same are required to be kept by the Tenant pursuant to Paragraph 10 hereof, except, however, that the Tenant may first remove any trade fixtures, equipment and other personal property of the Tenant and shall first remove any other alterations, additions and improvements which the landlord has required be removed pursuant to the terms of Paragraph 12 hereof or, at the option of the Landlord, which were made without the consent of the Landlord pursuant to the terms of Paragraph 12 hereof, restoring the Premises in each case to as nearly as reasonably possible their condition prior to the installation of such fixtures or the undertaking of such alternations, additions or improvements, as the case may be, giving effect, however, to the overall condition of the balance of the Premises as required at the time of such restoration. Tenant shall have no responsibility to restore the Premises for any alterations, additions or improvements made prior to July 1, 2004.

19.  Transfers of Tenant's Interest

     Except in instances of Assignment or subletting to a successor of Tenant resulting from a merger or consolidation of Tenant or resulting from the sale of substantially all of the assets of Tenant and any entity under the common control of Tenant, the Tenant shall not assign or sublease or otherwise encumber all or any part of its interest in this Lease, the Premises, or the estate hereby created, nor shall it grant any licenses, concessions or the like, to unaffiliated third parties without in each case first obtaining the proper written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Any attempted sublease or assignment without the required consent of the Landlord shall be void.

     In all events the Tenant originally named herein and any guarantor of the obligations of the Tenant under this Lease shall remain primarily liable for, and any sublessee or assignee shall in writing assume, the obligations of the Tenant under this Lease, and the Landlord may condition the consent to any sublease or assignment upon the Tenant's agreeing to pay to the


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Landlord fifty percent (50%) of the amount by which any rentals and other amounts from time to time paid to or for the benefit of the Tenant thereunder exceed the Basic Rent, Additional Rent and Tenant's reasonable costs related to such sublease or assignment.

20.  Transfers of Landlord's Interest

     The Landlord shall have the right from time to time to sell or mortgage its interest in the Property, the Building and the Premises, to assign its interest in this Lease, or to assign from time to time the whole or any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord in duly recorded instruments, and in any such case the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the term of the Lease, upon demand to such Mortgagees and other transferees at the addresses mentioned in and in accordance with the terms of such instruments provided the Tenant has been notified of such transfer and provided with such addresses.

21.  Mortgagees' Rights

     The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancing or restructuring thereof) of the Property, the Building or the Premises, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage being in this Lease sometimes called the "Mortgagee"). The foregoing subordination shall be self-operative and automatically effective as to any mortgage filed subsequent to the execution and delivery hereof but only if either the Mortgagee agrees in writing or such mortgage provides that, for so long as there exists no default under this Lease by the Tenant not cured within applicable periods of notice and grace, the Mortgage will be bound by the terms of this Lease and will not, in foreclosing against or taking possession of the


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Premises or otherwise exercising its rights under such mortgage, disturb the
Tenant's possession of the Premises hereunder or words of similar import. The Tenant hereby agrees to execute, acknowledge and deliver in recordable form such instruments confirming and evidencing the foregoing subordination as the Landlord or any such Mortgagee may from time to time reasonably require.

     Provided that the Tenant has been provided with notice of such mortgage and appropriate addresses to which notice should be sent, no notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise by reason of any such default, unless the Tenant first gives such notice to all Mortgagees and provides such Mortgagees with reasonable time after such notice to cure such default. The Tenant shall and does hereby agree, upon default by the Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at its request as successor to the interest of the Landlord under this Lease, to execute, acknowledge and deliver in recordable form such evidence of this attornment, which shall nevertheless be self-operative and automatically effective, as the Mortgagee or such successor may request and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon request. Any Mortgagee may, at any time, by giving written notice to, and without further consent from, the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or recording thereof or otherwise.


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22.  Tenant's Default-Landlord's Remedies

     If the Tenant shall default in the payment of any Basic Rent or Additional Rent and such default shall continue for ten (10) days after written notice from the Landlord; or if the Tenant shall default in the performance or observance of any of the other covenants contained in these presents and on the Tenant's part to be performed or observed and shall fail, within thirty (30) days after written notice form the Landlord of such default, to cure such default or if such default is not susceptible of cure within said thirty (30) day period, promptly to make provision for such cure and thereafter to pursue such cure diligently to completion; or if the estate hereby created shall be taken on execution, or by other process of law; or if the Tenant shall be involved in financial difficulties as evidenced:

     (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceeding of trustees or other governing body the commencement of such voluntary case,

     (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

     (3) by the entry of an order for relief in any involuntary case commenced under said Title 11,

     (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief,

     (5) by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the right of its creditors, or (iii)assuming custody of, or appointing a receiver or other custodian for, all or a substantialpart of its property, or

     (6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;


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then and in any of said cases, the Landlord may, to the extent permitted by law, immediately or at any time thereafter and with reasonable demand and notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of the Landlord's former estate, and expel the Tenant and those claiming through or under the Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

     No termination or repossession provided for in this Paragraph 22 shall relieve the Tenant or any guarantor of the obligations of the Tenant under this Lease of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either (i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord's reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable brokers' and attorneys' fees, or (ii) at the option of the Landlord exercisable by the Landlord's giving notice to the Tenant within thirty (30) days after any such termination, the present value (computed at a capitalization rate based upon the so-called corporate "Base Rate" then in effect at Bank of America) of the amount by which the payments of Basic Rent and the Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date. Landlord shall use reasonable efforts to relet the Premises for the reasonable rental value thereof and to collect the rent under such reletting but Landlord shall not be liable for failure to relet the Premises or in the event that the Premises are relet for failure to collect the rent under such reletting.

     Without thereby affecting any other right or remedy of the Landlord hereunder, the Landlord may, at its option, cure for the Tenant's account any default by the Tenant hereunder which remains uncured after said thirty (30) days' notice of default from the Landlord to the Tenant, and the cost to the Landlord of such cure shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing.

23.  Remedies Cumulative; Waivers; Attorney's Fees

     The specific remedies to which the Landlord or the Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or the Tenant may be lawfully entitled under any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord or the Tenant of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies in this Lease provided, the Landlord or the Tenant shall be entitled to the restraint by injunction of the covenants, conditions or provisions. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing partyin such action, on trial or appeal, shall be entitled to its reasonable attorney's fees to be paid by the losing party as fixed by the court.

24.  Broker

     The Landlord shall pay to Meredith & Grew, Incorporated and Trammell Crow Company, the brokers for this Lease, the commission owed in connection with this Lease. The Tenant warrants and represents that Meredith & Grew, Incorporated and Trammell Crow Company are the only brokers (other than Richards Barry Joyce & Partners with respect to the Sublease from Corning Photonics, Inc.) it has dealt with in connection with the Premises or this Lease.

25.  Extension of Term

     The Tenant shall have the right, as its sole option, by in each instance giving notice thereof to the Landlord at least nine (9) and not more than fifteen (15) months prior to the expiration of the then existing Term, to extend the Term of this Lease for two (2) additional successive periods of five (5) years each (commencing upon the expiration of the initial ten-year term to a maximum twenty-year Term) on the same terms and conditions, except Basic Rent, as herein set forth. The failure to give such notice in a timely fashion shall be deemed an irrevocable election on the part of the Tenant not to exercise such extension option and a waiver of any successive option.

     The Basic Rent during each such extended period shall be ninety-five percent (95%) of the fair market net rental for the Premises determined as of the commencement of such extended period. If the Landlord and the Tenant are unable to agree upon the Basic Rent for either such extended period at least eight (8) months prior to its commencement, the Basic Rent for such period shall be determined by appraisal as hereinafter provided. Within thirty (30) days after the date for commencement of appraisal proceedings pursuant to the provisions of this Paragraph 25, the Landlord and the Tenant shall each simultaneously give written notice to the other setting forth its "best offer" for such annual rate of Basic Rent and designating an Appraiser (as that term is hereinafter qualified and defined). The two Appraisers so designated shall, within twenty
(20) days after their designation, select a third Appraiser and give notice to both the landlord and the Tenant identifying the third Appraiser. The three Appraisers shall within sixty (60) days after the selection of the third Appraiser report to the Landlord and the Tenant in writing, informing them of the annual rate of Basic Rent determined by them, or by a majority of them, to be payable by the Tenant to the Landlord for the Premises during such 5-year extended period. The Appraiser's report shall be accompanied by an explanation of the method used to arrive at the value or values assigned and the pertinent date (or a summary thereof) considered by the Appraisers in reaching their decision. All expenses of the appraisal process (including Appraisers' fees) shall be payable by the party whose "best offer" set forth in the notice as above provided varied the most from the annual rate of Basic Rent established in the Appraisers' report. The Appraisers shall not be informed by either party as to the "best offer" of either or as to the provisions of this paragraph with respect to the allocation of expenses of the appraisal process. An "Appraiser" shall be a person who as an MAI (Member of the Appraisal Institute) designation, is independent of the Landlord and the Tenant, and has at least eight (8) years' experience in appraising commercial and industrial real estate in suburban Boston and vicinity.

     Notwithstanding the foregoing procedure, in no event will the Basic Rent be less than $636,000.00 per year.

26.  Notices

     Any notices, approvals, specifications or consents required or permitted hereunder shall be in wiring and mailed, postage prepaid, by registered or certified mail, return receipt requested, if to the Landlord or to the Tenant at the address set forth herein for each or after the Term Commencement Date, to the Tenant at the Premises, and if to any Mortgagee at such address as it may specify by such notice to the Landlord and the Tenant, or at such other address as any of them may from time to time specify by like notice to the others. Any such notice shall be deemed given when received or, if earlier, when postal records indicate delivery was first attempted.

27.  Recording

     The Landlord and the Tenant hereby agree, each at the request of the other or of any Mortgagee, promptly to execute, acknowledge and deliver in recordable from short forms or notices of lease and notices of assignments or rents and profits containing the date of commencement of the Term and such other information as may from time to time be necessary under the applicable statutes for the protection of any interest of the Landlord, the Tenant or any Mortgagee in the Premises of this Lease.

28.  Estoppel Certificates

     The Landlord and the Tenant hereby agree from time to time, each after not less than ten (10) days' prior written notice from the other or any Mortgagee, to execute, acknowledge and deliver, without charge, to the other party, the Mortgagee or any other person designated by the other party, a statement in writing certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the knowledge of such party there exist no defaults (or if there be any defaults, specifying the same); the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; and that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same).

29.  Bind and Inure: Limited Liability of Landlord

     All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and se forth shall be considered as running with the land and shall extend to, bind and insure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

     The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant's recourse and the Landlord's liability hereunder being limited to the Property and the Building. The term "Landlord" as used in this Lease shall refer only to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building.

     In no event shall the Landlord be liable to the Tenant for any special, consequential or indirect damages suffered by the Tenant or any other person or entity by reason of a default by the Landlord under any provisions of this Lease.

30.  Captions

     The captions for the numbered Paragraphs of this Lease are provided for reference only, and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

31.  Integration

     The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

32.  Hazardous, Toxic Substances

     The term "Hazardous Substances", as used in this Paragraph, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyl's (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority. Tenant shall not cause or permit to occur:

     (a) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions, under, or about the Premises arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

     (b) The use, generation, release, manufacture, refining, production, processing, storage, or disposal (including, without limitation, any by-products of Tenant's manufacturing operations) of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except for such substances and materials which are typically used in connection with the operation of the Property for the purposes permitted under this lease and which shall be used, stored, handled and disposed of both individually and in the aggregate solely in accordance with all applicable Laws.

     In furtherance of Tenant's obligations under this Lease and not in limitation thereof, Tenant covenants and agrees as follows:

     (c) Tenant shall, at Tenant's expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances relating to the Premises (the "Laws").

     (d) Tenant shall, at Tenant's expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

     (e) If Landlord or any Authority or any third party based on a violation of Laws demands that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Term, at or from the Premises and is caused by Tenant's action or omission, then Tenant shall, at Tenant's expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all work required by such clean-up plans.

     (f) Tenant shall promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Paragraph, within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Paragraph.

     Tenant shall indemnify, defend, and hold harmless Landlord and its officers, directors, shareholders and all of their respective agents and employees from all fines, suits, procedures, claims, and actions of every kind and all costs, associated therewith (including attorneys and consultants fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances caused by Tenant's action or omission that occurs during the Term at or from the Premises, or from Tenant's failure to provide all information, make all submissions, and take or refrain from taking all actions required by all Authorities under the Laws and all other environmental laws. Tenant's obligations and liabilities under this Paragraph shall survive the expiration or termination of this Paragraph.

     Tenant shall not be responsible under this Lease in any respect whatsoever for any condition involving Hazardous Substances which may exist as of the date of execution and delivery of this Lease or which was not caused by Tenant.

33.  Severability; Choice of Law

     If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected.

     This Lease is made under, and shall be construed in accordance with, the laws of the Commonwealth of Massachusetts,.

34.  Security Deposit

     Tenant shall place a Security Deposit of $300,000.00 (either in the form of a Letter of Credit or cash) within sixty (60) days after the execution of this Lease which shall be reduced to $200,000.00 on December 31, 2006 if the Tenant is not in default hereunder at that time and shall be further reduced to $100,000.00 on November 1, 2008 if the Tenant is not in default hereunder at that time. The Security Deposit shall be returned to Tenant within 30 days of the

Termination of the Lease so long as Landlord has no legitimate claim hereunder to all or a portion of same.

35.  Financial Statements

     Upon request, in connection with a sale or refinancing of this Building, Tenant shall provide to Landlord its most recent financial statements, provided Landlord executes an appropriate confidentiality agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate under seal as of the date first above written.

                                        Landlord:

                                        WILLIAM J. CALLAHAN


                                        /s/ William J. Callahan
                                        ----------------------------------------


                                        Tenant:

                                        INSULET CORPORATION


                                        /s/ Duane DeSisto
                                        ----------------------------------------
                                        Its: Chief Executive Officer

                                    EXHIBIT A

A certain parcel of land situated in the Town of Bedford, County of Middlesex, Commonwealth of Massachusetts, known as Lot 13, as shown on L.C.C. 113451 and more particularly described as follows:

BEGINNING:   at the southeasterly corner of said parcel, same point being at lot
             12 and Oak Park Drive as shown on said plan;

THENCE:      running N86 degrees -32'-56"W one hundred thirty-three and 45/100
             (133.45) feet to a point;

THENCE: turning and running S71 degrees -25'-05"W four hundred eighty and 96/100 (480.96) feet to a point;

THENCE:      turning and running S46 degrees -16'-28"W one hundred thirty-three
             (133.00) feet to a point;

THENCE:      turning and running N43 degrees -43'-32"W one hundred fifty
             (150.00) feet to a point on a stonewall;

THENCE: turning and running N46 degrees -16'-28"E two hundred three and 28/100 (203.28) feet to a drillhole;

THENCE: turning and running N45 degrees -26'-02"E four hundred sixty-two and 62/100 (462.62) feet to a point at lot 14;

THENCE: turning and running S56 degrees -36'-30"E three hundred ninety-three and 02/100 (393.02) feet to a point of curvature;

THENCE: by a curved line to the right having an arc of thirty-nine and 27/100 (39.27) feet and a radius of twenty-five (25.00) feet to a point of reverse curvature at Oak Park Drive;

THENCE: turning and running along Oak Park Drive by a curved line to the left having an arc of ninety (90.00) feet and a radius of one hundred forty (140.00) feet to the point of beginning.

Containing 191,262 square feet or 4.391 acres, more or less.

Said parcel is subject to easements and restrictions of record.